UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into A Material Definitive Agreement
Item 2.03             Creation of a Direct Financial Obligation
Item 3.02             Unregistered Sales of Equity Securities
Item 8.01             Other Events

Reorganization of Solar Park Initiatives, Inc.

On July 13, 2010, Solar Energy Initiatives, Inc. (the “Company”) approved the merger of Solar Park Initiatives, Inc., a majority owned Nevada corporation (“Solar Park”), into Solar Park Acquisition Corp., a Nevada corporation (“Acquisition Subsidiary”) (the “Merger”).  Acquisition Subsidiary is a wholly owned subsidiary of Critical Digital Data, Inc. (n/k/a Solar Park Initiatives, Inc.), a Nevada corporation (“Critical”)(OTCBB: CDIX).  The closing occurred on July 13, 2010 (the “Closing Date”).

On the Closing Date, Critical acquired all of the issued and outstanding shares of common stock of Solar Park from the holder’s of Solar Park (the “Solar Park Shareholders”) in exchange for an aggregate of 53,137,500 (post-split) newly issued shares (the “Exchange or Merger Shares”).  As a result of the Merger, the Solar Park Shareholders surrendered all of their issued and outstanding common stock of Solar Park in consideration for the Merger Shares and Solar Park became a wholly-owned subsidiary of Critical.  As of the Closing Date, the Company held 42,781,616 shares of common stock of Critical.   In conjunction with the Merger, Critical’s board of directors was reconstituted by the appointment of Michael Dodak, David Fann, Everett Airington and Pierre Besuchet as directors effective upon the resignation of Dina Moskowitz as Chief Executive Officer and director and Marc Zimmerman as President and director.

Settlement and Release Agreement

On July 19, 2010, the Company and David H. Smith, the David H. Smith Trust, Sunworks Solar Systems, Inc. and Sunset Power, Inc. (collectively, “Sunset”) entered into a Settlement and Release Agreement whereby the Company agreed to transfer the website (www.solarenergy.com) to Sunset in consideration of a mutual release of all claims and the dismissal of all civil matters and arbitration proceedings by all parties.

Financing with JDF Capital, Inc.

On July 15, 2010, the Company entered into a Securities Purchase Agreement with JDF Capital, Inc. (“JDF”), for the sale of a 12% convertible note in the principal amount of $150,000 (the "Note").  The financing closed on July 16, 2010.

The Note bears interest at the rate of 12% per annum.  All interest and principal must be repaid on July 15, 2011.  The Note is convertible into common stock, at JDF’s option, at a 39% discount to the average of the three lowest closing bid prices of the common stock during the twenty (20) trading day period prior to conversion.  The Note contains a prepayment option whereby the Company may make a payment to JDF equal to 150% of all amounts owed under the Note during the one hundred fifty (150) day period beginning on the date of issuance of the Note and expiring on the 150 date anniversary.

JDF has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The total net proceeds the Company received from this Offering on July 16, 2010 were $145,000 which is the gross proceeds less $5,000 paid to JDF’s counsel.

The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the above issuance of securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering,  JDF is an accredited  investor, JDF had access to information about the Company  and their  investment,  JDF  took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing is a summary only of the JDF Note and the JDF Warrant, copies of which are fixed as exhibits to this report, the provisions of which are incorporated herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger and Reorganization (the “Agreement”) by and among  Critical Digital Data, Inc., Solar Park Acquisition Corp., a Nevada corporation and Solar Park Initiatives, Inc., a Nevada corporation, dated July 6, 2010

4.1	Securities Purchase Agreement, dated July 15, 2010, by and among the Company and JDF Capital, Inc.

4.2	Convertible Promissory Note issued to JDF Capital, Inc.

4.3	Common Stock Purchase Warrant, dated July 15, 2010, by and among the Company and JDF Capital, Inc.

10.1	Settlement and Release Agreement between the Company and David H. Smith, the David H. Smith Trust, Sunworks Solar Systems, Inc. and Sunset Power, Inc. dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: July 19, 2010	By:	/s/ David Fann
David Fann
Chief Executive Officer